UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 24, 2018

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.
ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 24, 2018, the Compensation Committee of Qumu Corporation (the “Company”) determined to set the annual base salary of Vern Hanzlik, the Company’s President and Chief Executive Officer, at $325,000 effective January 1, 2019.

For 2018, Mr. Hanzlik’s annual base salary was set at $390,800, reflecting an $82,000 adjustment approved in 2014 for the higher cost of living index of the San Francisco, California metropolitan area and a 5% reduction implemented in August 2015.

With Mr. Hanzlik’s relocation back to the Minneapolis-St. Paul, Minnesota area planned for the end of 2018, the Compensation Committee determined it was appropriate to terminate the cost of living adjustment and also to rescind the 5% base salary reduction implemented in August 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date: October 24, 2018